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                                                              Exhibit 5(b) and 8

                            THELEN REID & PRIEST LLP
                               40 WEST 57TH STREET
                             NEW YORK, NY 10019-4097
                            TELEPHONE (212) 603-2000
                               FAX (212) 603-2001



                                                                  (212) 603-2000



                                                   New York, New York
                                                   February 2, 2000



WGL Holdings, Inc.
1100 H Street, N.W.
Washington, D.C. 20080

Ladies and Gentlemen:

       We are acting as counsel to Washington Gas Light Company, a corporation organized under the laws of the Commonwealth of Virginia and the District of Columbia ("Gas Light"), WGL Holdings, Inc., a Virginia corporation (the "Company") and Washington Gas Acquisition Co., a Virginia corporation ("Gas Acquisition") in connection with the proposed merger (the "Merger") between Gas Light and the Company. The Merger is to be effected pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") between Gas Light the Company and Gas Acquisition. Under the terms of the Merger Agreement all, of the outstanding common stock of Gas Light will be converted on a share-for-share basis for Company common stock.

       This opinion is being rendered in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration of the shares of Company common stock to be issued in the Merger under the Securities Act of 1933, as amended (the "Act").

       For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement; (ii) the Registration Statement; (iii) the Articles of Incorporation and Bylaws of the Company, as in effect on the date hereof and as to be amended immediately prior to consummation of the Merger; (iv) resolutions adopted by the Board of Directors of Gas Light relating to the Merger; (v) resolutions adopted by the Board of


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Directors of the Company relating to the Merger and the issuance and delivery of
Company common stock in connection therewith; and (vi) such other documents, certificates or other records as we have deemed necessary or appropriate.

       Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

   1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

   2. The Board of Directors of the Company has taken such action as may be necessary to authorize the consummation of the Merger and the issuance and delivery of the Company's common stock in connection therewith.

   3. When the Merger shall have been consummated in accordance with the terms of the Merger Agreement, the shares of the Company common stock registered by the Registration Statement will be legally issued, fully paid and non-assessable.

       The statements contained in the Proxy Statement and Prospectus under the caption "Proposal 3 -- Reorganization of Washington Gas Light Company -- Federal Income Tax Consequences" constitute our opinion as to the material United States federal income tax consequences of the Merger to holders of Gas Light common stock.

       This opinion addresses the law of the Commonwealth of Virginia and the federal law of the United States. However, to the extent that the opinions expressed herein are dependent upon matters which are governed by the law of Virginia or which are otherwise addressed in the opinion of even date herewith addressed to you by John K. Keane, Jr., Esq., they are based upon such opinion.

       We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5(b) and 8 to the Registration Statement and to the reference to our firm under the caption "LEGAL OPINIONS" in the Proxy Statement and Prospectus constituting a part thereof. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                               Very truly yours,

                                               THELEN REID & PRIEST LLP


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